Exhibit 10.4

DEBENTURE REDEMPTION AGREEMENT

This Debenture Redemption Agreement (“Agreement”) is entered into as of January 9, 2009 by and between                          (“Holder”) and Iteris, Inc. (“Iteris” or the “Company”).

RECITALS

WHEREAS, Holder holds a 6% Convertible Debenture dated May 19, 2004 in the principal amount of $                   (the “Debenture”); and

WHEREAS, the parties hereto have reached certain agreements with respect to the redemption of the above-described debenture.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Debenture Redemption.

1.1.          The Company agrees to redeem from Holder, and Holder agrees to sell back to the Company, the Debenture for a payment of                          ($                  ) (the “Redemption Price”).  In addition to the payment of the Redemption Price, the Company shall pay at the Closing (as defined below) all accrued but unpaid interest on the Debenture as of the date of Closing.

1.2.          The redemption of the Debenture (the “Redemption”) shall take place at the offices of Dorsey & Whitney LLP, 38 Technology Drive, Suite 100, Irvine, California 92618, at 1:00 P.M. Pacific Time on January 9, 2009, or at such other time and place as the Company and Holder mutually agree orally or in writing (which time and place are designated as the “Closing”).  At the Closing, Holder shall deliver to the Company the original of the Debenture against payment by the Company of the amounts set forth in Section 1.1 by check, wire transfer or any combination thereof.  Notwithstanding the foregoing, Holder acknowledges and agrees that, upon and as of the payment by the Company of the amounts set forth in Section 1.1, whether or not Holder has delivered and surrendered the original of the Debenture to the Company, the Debenture shall be deemed null and void and cancelled in its entirety and Holder shall have no further rights with respect to or under the Debenture, whether such rights shall have accrued prior to or after the date hereof.

2.             Representations and Warranties.  Holder hereby represents, warrants and acknowledges as follows:

2.1.          As of the date hereof, the principal amount outstanding under the Debenture is                          ($                  ) and the accrued but unpaid interest outstanding under the Debenture is                          ($                  ).

2.2.          Holder is the sole record and beneficial owner of the Debenture.  Upon payment of the amounts set forth in Section 1.1, the Company will acquire good and valid title to the Debenture, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description incurred or created by Holder.

2.3.          Holder has the full right and power to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by Holder, and the consummation of the transactions contemplated hereby, (i) have been duly authorized by all requisite organizational action of Holder and (ii) do not and will not conflict with any law applicable to Holder or any of its properties or assets or any provisions of Holder’s organizational documents or contracts, agreements or other instrument to which Holder is a party or by which any of its properties or assets may be bound.

2.4.          Holder is an experienced and sophisticated investor, having such knowledge and experience in business and financial matters and investing as to be able to protect its own interests and assess the risks and merits of the Redemption.  Holder has independently determined the advisability of entering into this Agreement and is entering into this Agreement of its own volition, and is not relying on any representations or statements of the Company or its officers, directors, shareholders, employees, agents, attorneys and representatives except for those representations and statements expressly set forth herein.

2.5.          Holder has had the opportunity to consult with counsel of its choice regarding the meaning and legal effect of this Agreement, and regarding the advisability of making the agreements provided for herein, and fully understands the same.

3.             Release.  The following release shall be effective upon the Company’s payment of the amounts set forth in Section 1.1.

3.1.          Other than the obligations, covenants, representations and warranties provided for in this Agreement, Holder, for itself and its predecessors, successors, heirs, agents and assigns (individually and collectively, the “Releasing Parties”), hereby waives, releases, and forever discharges Iteris and its predecessors, successors, assigns, officers, directors, shareholders, employees, agents, attorneys and representatives, past and present, (collectively, the “Iteris Released Parties”) of and from any and all rights, claims, debts, liabilities, demands, obligations, promises, damages, causes of action and claims for relief of any kind, manner, nature and description, known or unknown, which any of the Releasing Parties have, may have had, might have asserted, may now have or assert, or may hereafter have or assert against the Iteris Released Parties, or any of them, related to or arising under the Redemption and Holder’s purchase and ownership of the Debenture.  Holder represents and warrants that it has not filed any claims, charges, complaints or actions against the Company and has not assigned or transferred to any person or entity any of the claims Holder is releasing in this Agreement.

3.2.          The Releasing Parties acknowledge and agree that the foregoing release includes in its effect all claims that they do not know or suspect to exist in their favor as of the date hereof, and the Releasing Parties expressly waive any statute, legal doctrine or other similar limitation upon the effect of general releases.  In particular, the Releasing Parties waive any and all rights and benefits conferred upon them by Section 1542 of the California Civil Code, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

4.             Governing Law.  This Agreement shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law principles.

5.             Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior oral or written communications, understandings and agreements with respect thereto.

6.             Headings.  The use of headings in this Agreement is merely for convenience and such headings shall not be used in construing any provisions of this Agreement.

7.             Interpretation.  Each party has had the opportunity to negotiate modifications to the language of this Agreement and agrees that, in any dispute regarding the interpretation or construction of this Agreement, no presumption shall operate in favor of or against any party by virtue of its role in drafting or not drafting the terms and conditions set forth herein.

8.             Severability.  If any part, term or provision of this Agreement is held by a court to be void or voidable, illegal, unenforceable, invalid or otherwise in conflict with law, (i) the remaining provisions or applications of this Agreement shall not be affected and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid and (ii) such provision shall be amended to conform as nearly as possible, and only to the extent required, to applicable law.

9.             Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.  A photocopy or facsimile signature may be used as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first indicated above.

Iteris, Inc.	[ ]

By:	By:

Name:	Name:

Title:	Title:

Schedule for Exhibit 10.4

Iteris, Inc. entered into a Debenture Redemption Agreement with the following Holders, each substantially identical to this Exhibit 10.4 except as noted below:

Holder	Principal Amount of Debenture	Redemption Price	Principal Outstanding	Accrued But Unpaid Interest

Irvin R. Kessler	$1,000,000.00	$980,000.00	$1,000,000.00	$1,479.45

Provident Premier Master Fund Ltd.	$500,000.00	$490,000.00	$500,000.00	$737.70